EXHIBIT  23.1

Bedinger  &  Company
1850  Mt.  Diablo,  Blvd.,  Suite  610
Walnut  Creek,  California


August  14,  2000


         CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on form, S-1 of our report dated January 21, 2000, relating to the financial statements of DDR Systems, Inc. and to the references to our firm under the captions "Selected Financial Data" and Experts" in the Prospectus.

     Our examination of the financial statements referred to in the above-mentioned report also included the related schedules listed under Item 16
(b). In our opinion, such schedules present fairly the information required to be set forth therein.


                                                /s/  Bedinger  &  Company

                                                Bedinger  &  Company
                         Certified  Public  Accounts
                         Walnut  Creek,  California